EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:

John Coleman

Jennifer Carberry

NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

NYFIX TO TRADE UNDER TICKER NYFX

STAMFORD, CT, November 1, 2005: NYFIX, Inc. (NASDAQ: NYFX), NYFIX, Inc. a leader in technology solutions for the financial marketplace confirms that effective today, its common stock is quoted on the Pink Sheets, under the symbol NYFX.

About NYFIX, Inc.

NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, middle-office trade automation technologies and trade communication technologies. Our NYFIX Network is one of the industry’s largest networks, connecting broker-dealers, institutions and exchanges. In addition to our headquarters in Stamford, we have offices on Wall Street in New York City, in London’s Financial District, in Chicago, and in San Francisco. We operate redundant data centers in the northeastern United States with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.